Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE
    This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Glenn Coleman (“Employee”), Integra LifeSciences Corporation (“the Company”) and Integra LifeSciences Holdings Corporation (“Parent”):
    WHEREAS, Parent and Company are eliminating the position of Chief Operating Officer;
WHEREAS, the Employee will cease employment with the Company effective September 23, 2022 (“Termination Date”); and
    WHEREAS, Employee, the Company and Parent wish to enter into this Agreement which settles fully and finally any and all differences and matters among them.
    IT IS HEREBY AGREED by and among Employee, the Company and Parent as follows:
1.Employee, for and in consideration of the Company’s and Parent’s undertakings set forth herein, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company, Parent and their respective parent, subsidiary and affiliated entities, its and their respective officers, directors, employees and agents, and its and their predecessors, successors and assigns, heirs, executors and administrators (collectively, “Integra Releasees”), of and from any and all manner of legally waivable actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, which Employee ever had, now has, or hereafter may have, or which Employee’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date on which Employee executes this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Employee’s employment relationship and the termination of Employee’s employment relationship with the Company, including any claims which Employee may have under federal, state or local laws, rules and regulations, including but not limited to Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, and the Uniformed Service Employment and Reemployment Rights, all as

amended, claims under any other federal, state or local anti-discrimination law, whistle-blowing law, family and/or medical leave law, legally waivable claims for wages, commissions, bonuses or incentive compensation, any state or federal common law, contract or tort claims now existing or hereafter recognized, including but not limited to breach of contract, promissory estoppel, equitable estoppel, misrepresentation or wrongful discharge, and all claims for counsel fees and costs.
2.In full consideration of Employee’s signing this Agreement, and Employee’s agreement to be bound by, and his continued compliance with, its terms and conditions, and subject to Paragraph 13:
(a)The Company shall pay to Employee an aggregate amount in cash equal to $1,668,600, which shall be paid in substantially equal monthly installments over the 18-month period beginning on the Termination Date, but shall commence on the first normal payroll date following the Effective Date, and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon;
(b)The Company shall pay to Employee his annual bonus for 2022, based on the actual achievement of applicable performance goals, which shall be paid on the date on which annual bonuses are paid to the Company’s senior executives generally, but no later than March 15, 2023;
(c)Each Parent stock option and restricted stock award that is held by Employee on the Termination Date shall become fully vested on the Effective Date (as defined below) and, with respect to Parent stock options, shall become exercisable on the original vesting schedule of such stock option. In addition, each Parent stock option shall remain exercisable until the maximum expiration date of such stock option; and
(d)Each Parent performance stock unit award held by Employee on the Termination Date shall remain outstanding and eligible to vest upon the achievement of applicable performance goals in accordance with the terms and conditions of such award (but any service-vesting condition applicable to such awards shall be deemed fully satisfied on the Effective Date.

3.It is expressly agreed and understood that none of the Company, Parent or their respective affiliated entities has, or will have, any obligation to provide Employee at any time in the future with any payments, benefits or considerations other than those recited in Paragraph 2 above, except for any claims for vested benefits under the terms of any of the Company’s employee benefit plans (including the Company’s non-qualified deferred compensation plan and retirement plan). Employee acknowledges and agrees that, as of the Termination Date, the Company has paid to Employee all wages, bonuses, incentive compensation, and any other compensation to which Employee was entitled through the Termination Date. In addition, notwithstanding anything to the contrary contained herein, this Agreement shall not operate to release any rights or claims of Employee (i) to payments or benefits under Paragraph 2, which payments and benefits are provided in exchange for this Release, (ii) to accrued or vested benefits Employee may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) for indemnification and/or advancement of expenses arising under any indemnification agreement between Employee and the Company or Parent, or under the bylaws, certificate of incorporation or other similar governing document of the Company or Parent or (iv) which cannot be waived by an employee under applicable law
4.Employee acknowledges and agrees that the consideration set forth in Paragraph 2 above is sufficient, that the Company and Parent are not, in the absence of this Agreement, otherwise required to make any such payment or benefits to Employee, such payment and benefits are being made because of Employee’s agreement to fulfill the promises and to provide the releases that are stated herein and that such payment and benefits are in excess of any payment, benefit, or other thing of value to which Employee might otherwise be entitled from the Company and Parent.
5.Employee agrees and acknowledges that the agreement by the Company and Parent described herein is not and shall not be construed to be an admission of any violation of any federal, state or local law, rule or regulation, or of any legal obligation or duty owed by the Company or Parent to Employee and that this Agreement is made voluntarily to provide an amicable conclusion of Employee’s employment relationship with the Company.

6.Employee hereby agrees and acknowledges that Employee’s employment relationship with the Company is being permanently and irrevocably severed and that the Company does not have any obligation, contractual or otherwise, to hire, rehire or re-employ Employee in the future.
7.Employee will cooperate in any reasonable manner even after leaving employment and will provide assistance to the Company in concluding any matters which may arise in the future which may relate to Employee’s employment with the Company, including existing and/or future litigation, provided that such cooperation and assistance shall not unreasonably interfere with any subsequent employment obtained by Employee. Employee hereby represents that Employee is not aware of any facts that may constitute a violation of the Company’s Code of Conduct and/or its legal obligations that Employee has not reported to the Company.
8.Employee represents and warrants that Employee is not presently aware, nor was Employee aware during Employee’s employment with the Company, of any violation of any law, rule, or regulation committed by any of the Integra Releasees or any grounds, basis, or reason, whether based in fact or law, for any person or entity, including Employee, to commence, file, initiate, maintain, or prosecute any action, complaint, right, claim, charge, or cause of action against any of the Integra Releasees. Employee further represents and warrants that, as of the date Employee signs this Agreement, Employee has never disclosed to any of the Integra Releasees any violation of any law, rule, or regulation committed by any of the Integra Releasees or any grounds, basis, or reason, whether based in fact or law, for any person or entity, including Employee, to commence, file, initiate, maintain, or prosecute any action, complaint, right, claim, charge, or cause of action against any of the Integra Releasees. Employee represents and warrants that there has been no assignment or other transfer of any interest in any claim which Employee may have against the Integra Releasees, or any of them, and Employee agrees to indemnify and hold Integra Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by Integra Releasees, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Integra Releasees against the undersigned under this indemnity
9.Nothing in this Agreement prevents or prohibits Employee from making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Agreement or as required by law or legal process or participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, provided that, to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Employee gives prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, however, Employee acknowledges and agrees that Employee is waiving any right to recover monetary damages in connection with any such charge, action, investigation or proceeding. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit Employee from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) Employee acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
10.The terms of the Confidentiality, Invention Disclosure and Non-Compete Agreement signed by Employee on January 1, 2015 (the “Confidentiality Agreement”) are incorporated herein by reference and remain in full force and effect, as written; provided, however, that Employee acknowledges and agrees that the non-competition and non-solicitation covenants described in Paragraph 3 of the Confidentiality Agreement shall remain in effect until the second anniversary of the Termination Date.
11.Employee hereby certifies that Employee has read the terms of the Agreement, that the Company hereby advises Employee to consult with an attorney of Employee’s own choice prior to executing this Agreement, that Employee has had an opportunity to do so and that Employee understands this Agreement’s terms and effects. Employee acknowledges, further, that Employee is executing this Agreement of Employee’s own volition, with full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange, among other commitments made by Employee, for the consideration described herein, which Employee acknowledges is adequate and satisfactory. Employee certifies that neither the Company nor any of its agents, representatives, or attorneys has made any representations to Employee concerning the terms or effects of this Agreement other than those contained herein.
12.Employee acknowledges that Employee has been informed that Employee has the right to consider this Agreement for a period of twenty-one (21) days prior to entering into the Agreement. Employee shall forward the signed Agreement to the Company in care of Lisa Evoli, Executive Vice President and Chief Human Resources Officer, or her successor in that capacity, at the following address: Integra LifeSciences Corporation, 1100 Campus Road, Princeton, New Jersey 08540. Employee also understands that Employee has the right to revoke this Agreement for a period of seven (7) days following Employee’s execution of the Agreement by giving written notice to the Company, within said seven (7) day period, in care of Lisa Evoli or her successor in that capacity to the address provided above. This Agreement shall be effective upon expiration of said seven (7) day period (the “Effective Date”). If Employee exercises Employee’s right to revoke this agreement, this Agreement shall be null and void.
13.The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under Paragraph 2, shall be paid to Employee during the six-month period following Employee’s “separation from service” within the meaning of Section 409A, as defined below (“Separation from Service”) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A of the Code and the Treasury Regulations and other interpretive guidance thereunder (collectively, “Section 409A”), any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon Employee’s Separation from Service.
14.Subject to the provisions of Paragraph 9 above, Employee shall not engage in any communications that disparage the Company and/or its directors, officers, or employees or interfere with its existing or prospective business relationships. Employee understands that this Paragraph 14 is a material term of this Agreement, without which Company never would have agreed to provide the consideration described in Paragraph 2, above.  Employee acknowledges that any breach of this Paragraph by him or his agents, individually, jointly or through his attorneys, will cause Company great and irreparable harm, for which Company will have no adequate remedy at law.  Accordingly, in the event Employee breaches this Paragraph, Company will be entitled to injunctive and other equitable relief to prevent a breach or continued breach of this Paragraph.  Employee also acknowledges that Company might be entitled to other rights and remedies available to it beyond what is described in this Paragraph, and that the relief herein is in addition to, and not in place of, such rights.  If Company succeeds in securing any such relief, Employee will pay all of the costs and expenses, including reasonable attorneys’ fees, that Company incurs in obtaining such relief.
15.Employee represents that Employee has returned all material and property in Employee’s possession that belongs to the Company including, but not limited to keys and any other material or equipment belonging to the Company.
16.This Agreement shall be governed by, construed and enforced under the laws of the State of New Jersey, where the Company is headquartered and has its principal place of business (without regard to conflict of laws principles) and any dispute pertaining to this Agreement shall be brought only in, and Employee and Company agree to subject themselves to the personal jurisdiction of, the Superior Court of New Jersey, Mercer County or the United States District Court for the District of New Jersey, Trenton Vicinage (to the extent that subject matter jurisdiction exists). The Company and Parent shall be entitled to seek injunctive relief in accordance with applicable law for breaches (including anticipated breaches) of this Agreement.
17.Any dispute arising out of this Agreement or any dispute between the parties to this Agreement on any subject matter shall be tried without a jury. The parties recognize that with this provision they are expressly and voluntarily waiving their respective rights to a jury trial and do so in order to resolve any future disputes in a more efficient and cost-effective manner.
18.Employee, the Company and Parent shall each bear their own costs including attorneys’ fees incurred in connection with this Agreement.
19.With the exception of the Confidentiality Agreement, as modified above, and the Indemnification Agreement between Parent and Employee, dated as of February 15, 2019, this Agreement supersedes and voids all previous agreements, policies and practices between Employee, the Company and Parent, whether written or oral, including, but not limited to, any severance offer made prior to the date Employee signs this Agreement other than as set forth in this Agreement. This Agreement sets forth the entire understanding of the parties as to the subject matter contained herein and may be modified solely by a writing executed by the individual then holding the office of CEO of the Company or his/her designee and Employee.
20.This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect and efficacy of a signed original. Photographic, scanned, emailed and facsimiled copies of such signed counterparts may be used in lieu of the originals for any purpose.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed the foregoing Agreement.
GLENN COLEMAN                INTEGRA LIFESCIENCES CORPORATION

By: /s/ Glenn Coleman                By: /s/ Lisa Evoli
LISA EVOLI
EXECUTIVE VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER

Date:    SEPTEMBER 23, 2022            Date:     SEPTEMBER 23, 2022

INTEGRA LIFESCIENCES HOLDINGS
CORPORATION

By: /s/ Lisa Evoli
LISA EVOLI
EXECUTIVE VICE PRESIDENT AND
CHIEF HUMAN RESOURCES OFFICER
Date:     SEPTEMBER 23, 2022

[Signature page to Coleman Separation Agreement and Release]